Raymond James Institutional Investors Conference March 5, 2003

Thomas J. Depenbrock Vice President, Treasurer & CFO

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Products - Seamless and welded tubular products - Oil country country tubular goods (tubing & casing) - Line pipe - Alloy and carbon grades Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies Profile Company Description

History Sold Kentucky Electric Steel ($50.4 million) Purchased Baytown finishing facility - Houston Issued $131 million in senior secured notes $259 million common stock offering Rene Robichaud joins firm as president Board/management changes Acquired Koppel ($97.7 million) Acquired Kentucky Electric Steel ($7.3 million) NS Group, Inc. is formed Company founded as Newport Steel Restructured operations Management reorganization Retired $35 million senior secured notes New labor contracts Company Description

Highlights Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Strategically located finishing facilities - Houston - Tulsa Virtually net debt free Substantial operating leverage $10 per ton change = $0.25 - $0.30 per share Company Description

2002 Product Mix Seamless Welded East 55 45 Welded 45% Seamless 55% Sales $192 million OCTG Line Pipe Other East 84 10 6 OCTG 84% Line Pipe 10% Other 6% OCTG Company Description

Substantial Capacity Seamless Welded 250000 570000 Welded - 570,000 TPY Seamless - 250,000 TPY 820,000 tons per year Company Description

Product Offerings Seamless ERW Alloy Carbon Production Tubing Casing Coupling Stock Drill Pipe Casing Production Tubing Line Pipe Coupling Stock Drill Pipe Mechanical Tubing Casing Line Pipe Piling Standard pipe Company Description 1.9" - 5" O.D. 4 1/2" - 16" O.D.

OCTG Market Share* Significant domestic market share - 50% to 60% of small O.D. seamless - 20% to 25% of ERW casing Company Description *Excludes imports

2003 Selected Programs Anadarko Apache Burlington Chesapeake Conoco-Phillips El Paso Encana EOG ExxonMobil Ocean Pioneer Samson Tom Brown Company Description

Locations Corporate Headquarters Tubular manufacturing Tubular finishing PA OK TX KY Company Description

Balance Sheet December 31, (In millions) 2002 Cash and investments $ 33 13 1/2% senior secured notes 34 Shareholders' equity 104 Debt to total capitalization 24.6% Shares outstanding 20.6 $50 million credit facility undrawn Company Description

Positioned for the Future Company Actions - 2000-2002 Corporate Governance - New board Majority independent Oilfield service expertise Sarbanes-Oxley compliant Management Reorganization - Elimination of layers - Centralized reporting - More with less

Positioned for the Future Company Actions - 2000-2002 Corporate Restructuring - Permanent closures: melt shop, strip mill & SBQ - Elimination of $18 million in annual fixed costs - 2Q '01 record EPS Financial - $40 million debt retirement - $12 million treasury stock purchases Company Direction - New favorable labor contracts - Record seamless casing & alloy shipments - Houston sales force - Top supplier positions

Rene J. Robichaud President & CEO

Clearing Skies Industry Environment Demand Supply Price Steel Steady demand ? - autos - construction Full domestic participation Higher utilization S.201 tariffs declining Prices peaked in Q3 2002 OCTG Increasing rig count (depletion offset needed) Re-stock shelves Import market share "steady" Domestic mills will increase output All domestic players announced first price increase Natural Gas 2003 Steady Very tight - inventories - U.S. production - Cdn production Very attractive for drillers

Natural Gas Storage 1/3/03 4.51 2/3/03 4.385 3/3/03 5.785 4/3/03 5.56 5/3/03 5.315 6/3/03 5.205 7/3/03 5.164 8/3/03 5.116 9/3/03 5.069 10/3/03 5.074 11/3/03 5.224 12/3/03 5.377 1/4/03 5.447 2/4/03 5.312 3/4/03 5.082 4/4/03 4.572 5/4/03 4.382 6/4/03 4.332 7/4/03 4.322 8/4/03 4.317 9/4/03 4.292 10/4/03 4.308 11/4/03 4.483 12/4/03 4.668 Source: Oil and Gas Journal Industry Environment (Supply)

Natural Gas Futures 1/3/03 4.51 2/3/03 4.385 3/3/03 5.785 4/3/03 5.56 5/3/03 5.315 6/3/03 5.205 7/3/03 5.164 8/3/03 5.116 9/3/03 5.069 10/3/03 5.074 11/3/03 5.224 12/3/03 5.377 1/4/03 5.447 2/4/03 5.312 3/4/03 5.082 4/4/03 4.572 5/4/03 4.382 6/4/03 4.332 7/4/03 4.322 8/4/03 4.317 9/4/03 4.292 10/4/03 4.308 11/4/03 4.483 12/4/03 4.668 Source: NYMEX 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Industry Environment

Drilling Permits 1/3/03 4.51 2/3/03 4.385 3/3/03 5.785 4/3/03 5.56 5/3/03 5.315 6/3/03 5.205 7/3/03 5.164 8/3/03 5.116 9/3/03 5.069 10/3/03 5.074 11/3/03 5.224 12/3/03 5.377 1/4/03 5.447 2/4/03 5.312 3/4/03 5.082 4/4/03 4.572 5/4/03 4.382 6/4/03 4.332 7/4/03 4.322 8/4/03 4.317 9/4/03 4.292 10/4/03 4.308 11/4/03 4.483 12/4/03 4.668 Source: Rigdata.com Industry Environment (Demand)

U. S. Rotary Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 S Feb 28 2003 Avg 2003 Year End 2003 Oil 379 269 128 197 217 137 161 189 216 Gas 564 571 496 720 939 691 747 861 984

International Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 S Jan 2003 Avg 2003 Year End 2003 International 809 754 588 652 745 732 734 739 750

OCTG Inventory - U. S. 1998 1999 2000 2001 2002 Inventory 1200 969 1506 1643 1327 Per Rig 1934 1257 1352 1852 1540 Source: Preston Pipe & Tube Report Inventory Per Rig (Thousands of tons) (Tons per Rig) Industry Environment (Demand)

OCTG Imports 1998 1999 2000 2001 2002 0.19 0.13 0.26 0.3 0.23 Source: Preston Pipe & Tube Report Industry Environment (Supply) 19% 13% 26% 30% 23%

Steel Coil Purchase Costs Outlook Section 201 tariff reduction Section 201 mid program review No domestic supply interruptions Minimal domestic demand growth Pro Con Recent Chinese buying High scrap costs

Clearing Skies Lead to: Improved pricing Improved shipments Lower unit costs Fair and steady steel prices

NSS Highs/Lows (2000-2002)

Summary Pure-play OCTG exposure Significant market share Strong operating leverage Solid balance sheet Substantial upside potential

Thank You!